PRICING SUPPLEMENT NO. 145                                     Rule 424 (b)(3)
Dated: July 30, 1998                                        File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes        Book Entry Notes
$49,000,000                    [x]                        [x]

Original Issue Date:           Fixed Rate Notes           Certificated Notes
August 5, 1998                 []                         [_]


Maturity Date:                 CUSIP#: 073928 EH 2
August 5, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Date:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[x]     Federal Funds Rate                   Interest Reset Date(s): Daily

[_]     Treasury Rate                        Interest Reset Period: Daily

[_]     LIBOR Reuters                        Interest Payment Date(s): *

[_]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Quarterly

[_]     CMT Rate


Initial Interest Rate: **

 Index Maturity:  N/A

 Spread (plus or minus): +0.12%
-----------------------------





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*     On the 5th of each November, February and May and at maturity.


**    The Federal Funds Rate as of August 4, 1998 plus 12 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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